CERIDIAN HCM HOLDING INC. 2018 Equity Incentive Plan Stock Option Award Agreement Voidable if Not Electronically Signed La version française de ce message suit la version anglaise	Exhibit 10.3

Employee Name/Nom de l’employé:  %%FIRST_NAME%-% %%LAST_NAME%-%

Employee ID No./ Matricule: %%EMPLOYEE_IDENTIFIER%-%

Grant Date/ Date d’attribution: %%OPTION_DATE,'Month DD, YYYY'%-%

Number of Option Shares/ Nombre d’actions sous option:  %%TOTAL_SHARES_GRANTED,'999,999,999'%-%

(purchasable under the Option when vested & exercisable) (achetables une fois l’option acquise et susceptible d'exercice)

Exercise Price/ Prix d’exercice: %%OPTION_PRICE,'$999,999,999.99'%-% per Share (U.S. Dollars) par action (dollars américains)

This Stock Option Award Agreement (this “Agreement”) is made by and between Ceridian HCM Holding Inc., a Delaware corporation (the “Company”), and the above-named employee (“Optionee”), effective as of the above-designated grant date (the “Grant Date”).

RECITALS

WHEREAS, the Company has adopted the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an option (the “Option”) to Optionee to purchase, when vested and exercisable as described in this Agreement and the Plan, all or any portion of the above-designated number of shares (“Shares”) of Common Stock for the above-designated exercise price per Share, subject to adjustment as set forth in the Plan (the “Exercise Price”).

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Option.  The Company hereby grants to Optionee the above-designated Option on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.  The Exercise Price is equal to the Fair Market Value of a Share on the Grant Date.  A copy of the Plan has been provided to Optionee, and capitalized terms not defined in this Agreement are defined in the Plan.  The Option is intended to be a Nonqualified Stock Option.  For purposes of this Agreement, "Employer" means, to the extent Optionee is not employed by the Company, the Subsidiary that employs Optionee.

2.

Vesting and Forfeiture of Option.  During the Option Period (as defined below), twenty-five percent (25%) of the Option will vest and become exercisable on the first four (4) anniversaries of the Grant Date (each an “Option Vesting Date”), subject to Optionee's continued Service through the applicable Option Vesting Date. The Option expires ten years after the Grant Date, unless terminated earlier as follows (the “Option Period”).

(a)

Death. In the event of Optionee's termination of continuous Service due to death, the unvested portion of the Option shall become vested as of the date of Optionee's death. The vested portion of the Option will expire 12 months following Optionee's termination of continuous Service due to death.

(b)

Retirement. In the event of Optionee's termination of continuous Service due to Retirement, the unvested portion of the Option shall become vested as of the date of Optionee's termination of continuous Service due to Retirement. The vested portion of the Option will expire 12 months following Optionee's termination of continuous Service due to Retirement.  For purposes of the foregoing, “Retirement” shall mean a Optionee's voluntary or involuntary termination of continuous Service without Cause upon (i) the attainment of age 65; and (ii) the completion of 10 years of continuous Service with the Company or its Subsidiaries.

(c)

Involuntary Termination of Service. In the event of Optionee's involuntary termination of continuous Service without Cause and for reasons other than Death or Retirement, any unvested Option scheduled to vest within 18 months of Optionee's termination date shall become vested as of the date of Optionee's involuntary termination of continuous Service without Cause.  The vested portion of the Option will expire 90 days following Optionee's termination of continuous Service without Cause and for reasons other than Death or Retirement.

(d)

Termination of Service. In the event of Optionee's termination of continuous Service for reasons other than as provided in Sections 2(a), 2(b) and 2(c), the unvested portion of the Option shall be forfeited as of the date of Optionee's termination of continuous Service. Without limiting the generality of the foregoing and for the sake of clarity, any Shares (and any resulting proceeds) previously acquired pursuant to the Option will continue to be subject to Section 13.2 (Termination for Cause) and 13.3 (Right of Recapture) of the Plan.

3.

Exercise of Option.  Before the end of the Option Period, all or a portion of the vested portion of the Option can be exercised to acquire a whole number of Shares under the Plan by Optionee (or in the case of Optionee's termination of Service due to death or Disability, by Optionee's representative) by delivering an electronically executed notice of exercise (an "Exercise Notice") in such form, manner and timeframe required by the Company.  The Exercise Notice shall state the whole number of Shares under the Option being exercised and shall be accompanied by full payment of the Exercise Price for each such Option (collectively, the “Aggregate Exercise Price”) and any applicable Tax-Related Items (as defined below) required to be withheld (in such form of payment as permitted in Section 5) for each of those Shares, and contain Optionee’s agreement to comply with the terms of this Agreement and the Plan.

4.	Payment of Aggregate Exercise Price and Withholdings. Optionee may pay the Aggregate Exercise Price and any applicable Tax-Related Items required to be withheld as follows:

(a)	Cash or Check. In cash or by bank certified check.

(b)

Brokered Cashless Exercise.  To the extent permitted by applicable law and the Committee, from the proceeds of a sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates.  In that case, Optionee will electronically execute an Exercise Notice and provide the Company's third-party Plan administrator with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the Aggregate Exercise Price and/or applicable Tax-Related Items required to be withheld, as applicable.  To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.

(c)

Net Exercise.  Unless otherwise determined by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Aggregate Exercise Price and any applicable Tax-Related Items required to be withheld.

(d)

Surrender of Stock.  In each instance, at the sole discretion of the Committee, by surrendering, or attesting to the ownership of, Shares that are already owned by Optionee free and clear of any restriction or limitation, unless the Committee specifically agrees in writing to accept such Shares subject to such restriction or limitation.  Such Shares will be surrendered to the Company in good form for transfer and will be valued by the Company at their Fair Market Value on the date of the applicable exercise of the Option, or to the extent applicable, on the date any applicable Tax-Related Items required to be withheld are to be determined.  Optionee will not surrender, or attest to the ownership of, Shares in payment of the Aggregate Exercise Price (or any applicable Tax-Related Items required to be withheld) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes that otherwise would not have been recognized.

For the sake of clarity, the Exercise Price is payable in United States dollars.

5.

Settlement.  After all requirements with respect to the exercise of all or a portion of the Option have been satisfied, the Committee will cause the whole Shares as to which the Option or portion thereof has been exercised to be issued (or, in the Committee’s discretion, in un-certificated form, upon the books of the Company’s transfer agent), registered in the name of the person exercising the Option or portion thereof (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).  Neither the Company nor the Committee will be liable to Optionee or any other person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

6.	Responsibility for Taxes.

(a)

Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit, payment on account or other tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee or deemed by the Company or the Employer to be an appropriate charge to Optionee even if technically due by the Company or the Employer (the “Tax-Related Items”), Optionee acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Optionee further acknowledges and agrees that the Company and/or the Employer:

(i)

make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of Optionee’s participation in the Plan, including, but not limited to, the grant of the Option, the exercise of the Option, the subsequent sale of any Shares acquired pursuant to the Option and the receipt of any dividends;

(ii)	do not commit to and are under no obligation to structure the terms of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result; and
(iii)

if Optionee has become subject to tax in more than one jurisdiction between the date the Option is granted and the date of any relevant taxable or tax withholding event, Optionee acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)

Prior to the relevant taxable or taxable withholding event, as applicable, Optionee agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items required to be withheld. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items required to be withheld by one or a combination of the following:

(i)	requiring payment of any Tax-Related Items required to be withheld with payment of the Aggregate Exercise Price;
(ii)	withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company or the Employer;
(iii)

withholding from the proceeds from the sale of Shares acquired upon exercise, either through a voluntary sale or through a mandatory sale arranged by the Plan Broker (on Optionee’s behalf pursuant to this authorization);

(iv)	having the Company withhold a number of whole Shares that Optionee otherwise would have received upon exercise of the Option; or
(v)	any other arrangement satisfactory to the Company or the Employer regarding payment of such Tax-Related Items.

Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding rates (as determined by the Company or the Employer in good faith and in its sole discretion) or other applicable withholding rates, including maximum withholding rates.

(c)

Finally, Optionee agrees to pay to the Company or the Employer any number of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company or the Employer may refuse to honor the exercise of the Option, or refuse to deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee's obligations in connection with the Tax-Related Items.

7.

Change of Control.  Notwithstanding anything in this Agreement to the contrary, upon a Change of Control where the Option is assumed, continued or substituted by the acquiring/surviving corporation, in the event of Optionee's involuntary termination of continuous Service without Cause within 12 months of the effective date of the Change of Control, the unvested portion of the Option shall become vested as of the date of Optionee's involuntary termination of continuous Service without Cause.  In the event of a Change of Control in which the Option is not assumed, continued, or substituted by the acquiring/surviving corporation, the unvested portion of the Option shall immediately vest in full as of the effective date of such Change of Control and shall be exercisable in accordance with the terms of this Agreement.

8.

Compliance with Laws. If Optionee is resident or providing Service outside of the United States, as a condition of participation, Optionee agrees to repatriate all payments attributable to the Shares or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired under the Plan) in accordance with local foreign exchange rules and regulations in Optionee’s country of residence (and country of Service, if different). In addition, Optionee agrees to take any and all actions, and consents to any and all actions taken by the Company and the Employer, as may be required to allow the Company and the Employer to comply with local laws, rules and regulations in Optionee’s country of residence (and country of Service, if different). Finally, Optionee agrees to take any and all actions as may be required to comply with Optionee’s personal legal and tax obligations under local laws, rules and regulations in Optionee's country of residence (and country of Service, if different).

9.

Private Placement. If Optionee is resident or providing Service outside the United States, the Option is not intended to be a public offering of securities in Optionee’s country of residence (and country of Service, if different). The Company has not submitted a registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the Option is not subject to the supervision of local securities authorities.

10.

No Advice Regarding Participation. No employee of the Company or its Subsidiaries is permitted to advise Optionee regarding Optionee's participation in the Plan including the exercise or sale of Shares. Optionee should consult with Optionee's own qualified personal tax, legal and financial advisors before taking any action related to the Plan.

11.

Insider Trading and Market Abuse Laws. By participating in the Plan, Optionee agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to Optionee). Optionee acknowledges that, depending on Optionee or Optionee’s broker’s country of residence or where the Shares are listed, Optionee may be subject to insider trading restrictions and/or market abuse laws that may affect Optionee’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares during such times Optionee is considered to have “inside information” regarding the Company as defined in the laws or regulations in Optionee’s country of residence (and country of Service, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Optionee placed before he or she possessed inside information. Furthermore, Optionee could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis), and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company insider trading policy. Optionee acknowledges that it is Optionee’s responsibility to comply with any restrictions and Optionee should consult with Optionee's personal advisor on this matter.

12.

Data Privacy.  Optionee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of Optionee's personal data as described in this Agreement by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Optionee's participation in the Plan.

Optionee understands that the Company and the Employer hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, email address, date of birth, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, driver’s license information, nationality, C.V. (or resume), wage history, employment references, social insurance number, resident registration number or other identification number, salary, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax-related information, plan or benefit enrollment forms and elections, award or benefit statements, any Shares or directorships in the Company, details of all awards or any other entitlements to Shares awarded, canceled, purchased, vested, unvested or outstanding for purpose of managing and administering the Plan (“Data”).

Optionee understands that Data may be transferred to E*TRADE or any successor broker / administrator engaged by Company (the “Plan Broker”) and any third parties assisting in the implementation, administration and management of the Plan including, but not limited to, the Subsidiaries or Affiliates of the Company. These third-party recipients may be located in Optionee’s country of residence (and country of Service, if different) or elsewhere, and the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Company's Human Resources Department.

Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired. Optionee understands that Data only will be held as long as is necessary to implement, administer and manage Optionee’s participation in the Plan.

Optionee understands that Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company's Human Resources Department. If Optionee does not consent, or if Optionee later seeks to revoke Optionee's consent, Optionee’s Service status and career will not be affected; the only consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Optionee Options or administer or maintain such Options. Therefore, Optionee understands that refusing or withdrawing Optionee's consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact the Company's Human Resources Department.

Finally, upon request of the Company or the Employer, Optionee agrees to provide an executed data privacy consent (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from Optionee for the purpose of administering Optionee’s participation in the Plan in compliance with the data privacy laws in Optionee’s country of residence (and country of Service, if different), either now or in the future. Optionee understands and agrees that Optionee will be unable to participate in the Plan if Optionee fails to provide any such consent or agreement requested by the Company and/or the Employer.

13.	Nature of the Benefit. Optionee understands and agrees that:

a.	the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, modified, suspended or terminated by the Company at any time as provided in the Plan;

b.

the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

c.

all decisions with respect to future grants, if any, including, but not limited to, the times when the Option shall be granted, each Option Vesting Date, and the Exercise Price will be at the sole discretion of the Company;

d.

the grant of the Option and Optionee’s participation in the Plan shall not create a right to further employment with the Employer, shall not be interpreted as forming an employment or Service contract with the Company and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time (as otherwise may be permitted under local law);

e.	Optionee’s participation in the Plan is voluntary;

f.	the Option and any underlying Shares are not intended to replace any pension rights or compensation;

g.

the grant of the Option and the underlying Shares are an extraordinary item of compensation outside the scope of Optionee’s employment (and employment contract, if any) and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

h.	the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

i.	if the Option is exercised, the value of the Shares acquired upon exercise may increase or decrease, even below the Exercise Price;

j.	the grant of the Option will not be interpreted to form an employment contract with the Employer;

k.

the Company and the Employer are not liable for any exchange rate fluctuation between Optionee’s local currency and the United States Dollar that may affect the value of the Shares or any amounts due pursuant to settlement or the subsequent sale of any Shares; and

l.

no claim or entitlement to compensation or damages shall arise from forfeiture of the Option under the Plan resulting from termination of Optionee’s employment by the Employer (for any reason and whether or not in breach of local labor laws and whether or not later found to be invalid).

14.

Country Addendum; Interpretation of Terms; General.  The term “Country Addendum” means any document prepared by the Company and which refers to this Agreement and contains additional Option terms to address matters pertaining to Optionee’s then current country of residence (and country of Service, if different). If Optionee relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms as may be necessary or advisable to accommodate Optionee’s transfer). The Country Addendum constitutes part of this Agreement. The Committee shall interpret the terms of the Option, this Agreement, the Plan and any Country Addendum, and all determinations by the Committee shall be final and binding. The Company may, without Optionee’s consent, assign all of their respective rights and obligations under the Option to their respective successors and assigns.  Following an assignment to the successor of the Company, all references herein to the Board of Directors and Committee shall be references to the board of directors and committee, as applicable, of the successor of the Company.  This Agreement, the Plan and any Country Addendum contain the complete agreement between the Company and Optionee concerning the Option, are governed by the laws of the State of Delaware (or the laws stated an applicable Country Addendum), and may be amended only in writing, signed by an authorized officer of the Company.  Optionee will take all actions reasonably requested by the Company to enable the administration of the Option and Plan and/or comply with the local laws and regulations of Optionee’s then current country of residence. No waiver of any breach or condition of this Agreement, the Plan or a Country Addendum shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

15.

Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Option to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with applicable laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan.  Such requirements may include (but are not limited to) requiring Optionee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

16.

Compensation Recoupment Policy. The Option and any Shares issued thereunder shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to Optionee and to awards of this type. For purposes of the foregoing, Optionee expressly and explicitly authorizes the Company to issue instructions, on Optionee's behalf, to any brokerage firm and/or third-party administrator engaged by the Company to hold Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.

17.

Additional Covenants. To the extent enforceable by applicable law, and in consideration of the receipt of the Option granted by this Agreement, Optionee by signing below covenants and agrees to the covenants set out in Exhibit A hereto.

18.	Miscellaneous Provisions

(a)

Rights of a Shareholder of the Company. Prior to the exercise and settlement of the Option in Shares, neither Optionee nor Optionee’s representative will have any rights as a shareholder of the Company with respect to any Shares underlying the Option.

(b)

Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement.  This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(c)

Official Language.  The official language of this Agreement, the Plan and any Country Addendum is English.  Documents or notices not originally written in English shall have no effect until they have been translated into English, and the English translation shall then be the prevailing form of such documents or notices.  Any notices or other documents required to be delivered to the Company under this Agreement, shall be translated into English, at Optionee’s expense, and provided promptly to the Company in English. The Company may also request an untranslated copy of such documents.

(d)

Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(e)

Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(f)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both Optionee and the Company.

(g)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(h)

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(i)

Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. Optionee has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

Please read the Plan, the Agreement and the Country Addendum carefully as those documents contain important terms and conditions relating to the Option.   In order to receive the Option, Optionee must acknowledge and accept the terms and conditions of the Plan and the Agreement electronically using the E*TRADE system.  By electronically accepting the Option in the E*TRADE system, Optionee is acknowledging that he / she has reviewed, understood and agrees to the terms of the Plan and the Agreement and Optionee's intent to electronically sign the Agreement.  If Optionee does not accept the Option electronically in the E*TRADE system within 120 days, the Company will cancel the Option in its entirety, without any requirement to provide notice to Optionee, and it will cease to appear in Optionee's E*TRADE account or otherwise be outstanding.  It is solely Optionee's responsibility to accept the Option.

By clicking on the “Accept” button, Optionee confirms having read and understood the documents relating to this grant, including Section 12 of this Agreement entitled Data Privacy, which were provided to you in the English language. Optionee accepts the terms of those documents accordingly.

CERIDIAN HCM HOLDING INC.

By
Authorized Officer

Optionee has signed this Agreement upon electronically acknowledging acceptance with the intent to sign, in accordance with Section 18(h).

NOTIFICATION OF OPTION GRANT FOR PURCHASE OF COMMON STOCK OF CERIDIAN HCM HOLDING INC.

pursuant to the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (“Plan”)

COUNTRY ADDENDUM

This Country Addendum to the Agreement includes additional terms and conditions that govern the Option and Optionee’s participation in the Plan if Optionee resides and/or works outside of the United States. If Optionee transfers to another country reflected in this Country Addendum, the additional terms and conditions for such country (if any) will apply to Optionee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms as may be necessary or advisable to accommodate Optionee’s transfer). Capitalized terms not defined in this Country Addendum but defined in the Agreement or the Plan shall have the same meaning as in the Agreement or the Plan.

AUSTRALIA

1.

Australia Resident Employees. For purposes of complying with the Australian Securities and Investments Commission Class Order 14/1000, the “Offer to Australian Resident Employees Stock Options” (“Offer Document”) is set out in Exhibit B. Optionee should carefully read the Offer Document provided before making a decision whether to participate in the Plan.

2.

Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Plan, Optionee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth) (or any successor provision), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

3.	Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

CANADA

1.

No Exercise by Using Previously Owned Shares. Notwithstanding any terms and conditions in the Agreement or the Plan to the contrary and except as otherwise may be permitted by the Company, Optionee is prohibited from surrendering Shares that Optionee already owns (i.e., using a “stock swap” exercise method) to pay the Aggregate Exercise Price or any Tax-Related Items required to be withheld in connection with the exercise of the Option.

2.

Securities Law Information. Optionee is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed, or takes place within Canada as may be permitted in accordance with applicable law.

3.

Termination Date.  Notwithstanding any provisions in the Agreement or the Plan to the contrary, the effective date of Optionee’s termination of Service for purposes of the Option shall be the last day of any statutory notice of termination period required under applicable law but does not include any other period of notice or severance that was, or ought to have been given, in respect of the termination of Optionee’s employment.

If Optionee is a resident of Quebec, the following provision applies:

4.

English Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent qu'elles souhaitent expressément que l'Avis, ainsi que tous les documents, avis et procédures judiciaires conclus, donnés ou institués en vertu des présentes ou se rapportant directement ou indirectement aux présentes, soient rédigés en anglais.

CHINA

The following terms and conditions will apply to the extent that the Company, in its discretion, determines that Optionee's participation in the Plan will be subject to exchange control requirements in the People’s Republic of China (“PRC”), as implemented by the PRC State Administration of Foreign Exchange (“SAFE”):

1.

Options Conditioned on Satisfaction of Regulatory Obligations.  If Optionee is a national of the People’s Republic of China (“PRC”), the grant of the Option is conditioned upon the Company securing all necessary approvals from the SAFE to permit the operation of the Plan and the participation of PRC nationals employed in China, as determined by the Company in its sole discretion.

2.	Mandatory Cashless Exercise. Notwithstanding anything in the Agreement to the contrary, Optionee may only exercise the Option by utilizing a mandatory cashless, sell-all method of exercise.
3.

Exchange Control Restrictions. Optionee understands and agrees that, pursuant to local exchange control requirements, Optionee will be required immediately to repatriate to China the proceeds from the sale of any Shares acquired under the Plan.  Optionee further understands that such repatriation of proceeds may be effected through a special bank account established by the Company or its Subsidiaries and Affiliates, and Optionee hereby consents and agrees that proceeds from the sale of Shares acquired under the Plan may be transferred to such account by the Company on Optionee's behalf prior to being delivered to Optionee and that no interest shall be paid with respect to funds held in such account.  The proceeds may be paid to Optionee in U.S. dollars or local currency at the Company’s discretion.  If the proceeds are paid to Optionee in U.S. dollars, Optionee understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account.  If the proceeds are paid to Optionee in local currency, Optionee acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. Optionee agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are converted into local currency and distributed to Optionee. Optionee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
4.

Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses Optionee may incur or suffer resulting from the enforcement of the terms of this Country Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and the Option in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements.

GERMANY

No country-specific provisions.

IRELAND

No country-specific provisions.

INDIA

1.	Mandatory Cashless Exercise. Notwithstanding anything in the Agreement to the contrary, Optionee may only exercise the Option by utilizing a mandatory cashless, sell-all method of exercise.

2.

Exchange Control Restrictions.  Any funds received in relation to the Plan (e.g., proceeds from the sale of Shares, dividends or other distributions paid on the Shares) must be repatriated to India within such time as may be required under applicable regulations. Optionee should consult with his / her personal legal advisor to ensure compliance with any applicable requirements

MAURITIUS

1.

Grant subject to Tax Ruling. The grant of the Option is subject to the Mauritius Revenue Authority Ruling (the "Ruling") obtained by the Company and the Employer in Mauritius. Optionee should consult his or her personal tax advisor for information about the impact of the Ruling on the tax treatment of the Option.

MALAYSIA

No country-specific provisions.

NEW ZEALAND

1.

Securities Law Information.  Warning:  This is an offer of rights to purchase Shares underlying the Option.  The Option gives Optionee the opportunity to acquire a stake in the ownership of the Company. Optionee may receive a return if dividends are paid on the Shares.

If the Company runs into financial difficulties and is wound up, Optionee will be paid only after all creditors and holders of preferred shares have been paid. Optionee may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest.  This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Optionee may not be given all the information usually required. Optionee will also have fewer other legal protections for this investment.

Optionee should ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself. The Shares are quoted or approved for trading on the New York Stock Exchange (“NYSE”).  This means that, if Optionee exercises the Option and Shares are issued to Optionee, Optionee can sell his or her investment on the NYSE if there are buyers for it. If Optionee sells his or her Shares, the price he or she receives may vary depending on factors such as the financial condition of the Company. Optionee may receive less than the full amount that he or she paid for the Shares.

For information on risk factors impacting the Company’s business that may affect the value of the Shares, Optionee should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at https://investors.ceridian.com/overview/default.aspx.

For more details on the terms and conditions of the Option, please refer to the Agreement, the Plan and the U.S. prospectus for the Plan which are available on the Stock Plan Administrator’s website and free of charge on request via email to hcmstockequityaward@ceridian.com.

As noted above, Optionee should carefully read the materials provided before making a decision whether to participate in the Plan. Optionee also should contact his or her tax advisor for specific information concerning Optionee’s personal tax situation with regard to Plan participation.

PHILIPPINES

1.

Securities Law Information.  Optionee understands that the grant of the Option under the Plan is being made pursuant to an exemption from registration under the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.

The risks of participating in the Plan include (without limitation) the risk of fluctuation in the price of the Shares on the New York Stock Exchange and the risk of currency fluctuations between the US Dollar and Optionee's local currency.  The value of any Shares Optionee may acquire under the Plan may decrease below the value of the Shares at exercise (on which Optionee is required to pay taxes) and fluctuations in foreign exchange rates between my local currency and the US Dollar may affect the value of any amounts due to Optionee pursuant to the subsequent sale of any Shares acquired upon exercise.  The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company's business that may affect the value of the Shares, Optionee understands he or she may refer to the risk factors discussion in the Company's Annual Report which is available online at https://www.sec.gov/Archives/edgar/data/1725057/000156459020007850/cday-10k_20191231.htm, as well as on the Company's website at Investor Relations.

Optionee acknowledges that he or she is permitted to sell Shares acquired under the Plan through the designated Plan Broker appointed by the Company (or such other broker to whom Optionee may transfer the Shares), provided that such sale takes place outside of the Philippines through the facilities of the New York Stock Exchange on which the Shares are listed.

SINGAPORE

1.

Private Placement.  The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. Optionee should note that the Option is subject to section 257 of the SFA and Optionee will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares subject to the grant in Singapore, unless such sale or offer is made (i) after six (6) months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

UNITED KINGDOM

1.	Responsibility for Taxes. The following provision supplements Section 7 of the Agreement.

Optionee agrees to be liable for any Tax-Related Items and hereby covenants to pay any such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Optionee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Optionee’s behalf.

Notwithstanding the foregoing, if Optionee is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision may not apply.  In such case, Optionee understands that Optionee may not be able to indemnify the Company for the amount of any income tax not collected from or paid by Optionee and, therefore, any such income tax not so collected from or paid by Optionee within 90 days after the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute a benefit to Optionee on which additional income tax and national insurance contributions may be payable. Optionee acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in the Agreement. However, Optionee is primarily responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

2.

Exclusion of Claim. Optionee acknowledges and agrees that Optionee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from Optionee ceasing to have rights under or to be entitled to the Option under the Plan, whether or not as a result of termination of employment (whether such termination is in breach of contract or otherwise), or from the loss of diminution in value of the Shares underlying the Option. Upon the grant of the Option, Optionee shall be deemed to have waived irrevocably such entitlement.

EXHIBIT A

Restricted Covenants

Optionee covenants and agrees that while employed by the Company or any Subsidiary and for one (1) year following termination of Optionee’s employment (whether initiated by Optionee or the Company) (the “Non-Compete Period”), Optionee shall not:

a.

directly or indirectly hire or solicit the employment or services of any then current employee of the Company or any Subsidiary (this restriction does not prevent (i) general solicitations to the public or (ii) providing employment references for people who are not seeking employment with Optionee’s then current third-party employer);

b.

directly or indirectly solicit any then current customer of the Company or any Subsidiary for the purpose of selling or providing that customer any products or services that directly compete with the products or services of the Company or any Subsidiary; and/or

c.

work as an employee or consultant for, or beneficially own more than 5% of the equity or voting securities of, any company or entity that directly competes with the Company’s human capital management business.

During the Non-Compete Period, if Optionee intends to seek any employment, consulting or ownership relationship that might violate these covenants, Optionee shall provide the Company at least 30 days advance written notice of that intended change.  The Company may in its reasonable and sole discretion determine whether or not that intended change would violate these covenants, and shall promptly notify Optionee of that determination.  In addition to the Company’s other remedies available under applicable law, the Option will expire and be forfeited if Optionee breaches the restrictions in these covenants.

EXHIBIT B

OFFER TO AUSTRALIAN RESIDENT EMPLOYEES

STOCK OPTIONS

CERIDIAN HCM HOLDING INC.

2018 Equity Incentive Plan

INVESTMENT IN SHARES INVOLVES A DEGREE OF RISK.  EMPLOYEES WHO PARTICIPATE IN THE ceridian hcm holding inc. 2018 equity Incentive Plan (THE “PLAN”) SHOULD MONITOR THEIR PARTICIPATION AND CONSIDER ALL RISK FACTORS RELEVANT TO THE ACQUISITION OF ORDINARY SHARES UNDER THE PLAN AS SET OUT IN THIS OFFER DOCUMENT AND THE ADDITIONAL DOCUMENTS (AS DEFINED HEREIN). ANY ADVICE CONTAINED IN THIS OFFER DOCUMENT IN RELATION TO THE STOCK OPTIONS BEING OFFERED UNDER THE PLAN DOES NOT TAKE INTO ACCOUNT THE OBJECTIVES, FINANCIAL SITUATION AND NEEDS OF ANY INDIVIDUAL EMPLOYEE. BEFORE DECIDING TO PARTICIPATE IN THE PLAN, EMPLOYEES SHOULD CONSIDER OBTAINING THEIR OWN FINANCIAL PRODUCT ADVICE FROM AN INDEPENDENT PERSON LICENSED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION TO GIVE ADVICE REGARDING PARTICIPATION IN THE PLAN.

Ceridan HCM Holding Inc.

2018 Equity Incentive Plan

OFFER TO AUSTRALIAN RESIDENT EMPLOYEES

We are pleased to provide you with this offer to participate in the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (the “Plan”). This Offer Document sets out information regarding the grant of stock options (collectively, the “Options”) by Ceridian HCM Holding Inc. (the “Company”) under the Plan to certain Australian resident employees of the Company and its Australian subsidiaries (“Eligible Optionees”). The Plan and this Offer Document are intended to comply with the provisions of the Australian Corporations Act 2001 (Cth) (“Corporations Act 2001”), Australian Securities and Investment Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000.

The purpose of the Plan is to further align the interests of eligible participants with those of the stockholders of the Company by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock.  The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Plan.

1.	OFFER OF OPTIONS

This is an offer made by the Company under the Plan to Eligible Optionees of Options as may be granted from time to time in accordance with the Plan.

2.	TERMS OF GRANT

The specific terms of your Option grant are set out in the Stock Option Award Agreement and Country Addendum (the “Option Agreement”), including the number of Shares that you may acquire pursuant to the Option, the purchase price at which you may purchase the Shares (the “Exercise Price”) and the vesting schedule of the Option.  The rules of the Plan are incorporated into the Option Agreement and this Offer Document by reference. By accepting a grant of Options, you will be bound by the rules of the Plan and your Option Agreement.

The Company and its Australian subsidiaries must comply with any undertaking required to be made in the Offer Document by reason of the ASIC Class Order 14/1000.

3.	ADDITIONAL DOCUMENTS

In addition to the information set out in this “Offer Document,” the following documents also are provided or otherwise made available in conjunction with any Option grant (collectively referenced as “Additional Documents”):

(a)	the Option Agreement;
(b)	the Plan (the Plan document);
(c)	the U.S. Prospectus of the Plan; and
(d)	the Australian tax supplement to the U.S. Prospectus entitled “Employee Information Supplement – Stock Options”.

Please note that the U.S. Prospectus of the Plan is not a prospectus for the purposes of the Corporations Act 2001 and has not been modified to reflect the rules specific to offers in Australia. To the extent of any inconsistency between this Offer Document and the U.S. Prospectus of the Plan, the terms of this Offer Document will prevail for Eligible Optionees in Australia.

The Additional Documents provide further information necessary to make an informed investment decision in relation to your participation in the Plan. During the period in which Options may be issued under the Plan, the Company or its Australian subsidiary will, within a reasonable time of an Eligible Optionee so requesting, provide the Eligible Optionee with a copy of the rules of the Plan, without charge. The Company will take reasonable steps to ensure that any Eligible Optionee to whom an offer is made is given a copy of this Offer Document.

4.	RELIANCE ON STATEMENTS

You should not rely upon any oral statements made to you in relation to this offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

5.	WHAT ARE THE OPTIONS?

Each Option is a contractual arrangement between the Company and the holder whereby the holder is entitled to purchase shares of the Company's common stock, $0.01 par value (“Shares”) at an Exercise Price established on the grant date at a time in the future from the Company if certain conditions are met. Prior to (a) satisfaction of those conditions, (b) the holder's exercise of the Option and the payment of the exercise price, and (c) the Company’s issuance of the Shares, the holder of an Option does not have any ownership rights to the underlying Shares.

6.	WHEN CAN I EXERCISE THE OPTION?

Subject to the limitations specified in the Plan, your Award Agreement will set out when your Option vests and become exercisable and when the Option will expire.

7.	What is the Exercise Price of the Option?

The Exercise Price of your Option is determined by the Committee (as defined below) in accordance with the terms of the Plan.  The Exercise Price will be no less than 100% of the fair market value of a Share on the date the Option is granted to you.

8.	When do I become a shareholder of the company?

You are not a stockholder merely as a result of holding an Option. The Option does not entitle you to vote or receive dividends, notices of shareholder meetings, proxy statements or other materials provided to stockholders until Shares are issued to you following exercise of the Option and your payment of the Exercise Price.

9.	Can I transfer the Option to someone else?

In general, the Option are non-transferable. However, once Shares are issued upon exercise, the Shares will be freely tradeable (subject to Company policies and applicable laws regarding insider trading).

10.	WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

Any officer, employee, non-employee director, or any natural person who is a consultant or advisor of the Company or any of its subsidiaries is eligible to be granted Options under the Plan.  The selection of participants is within the sole discretion of the Committee (as defined below).  Designation as a participant in any year does not require the Committee to designate such person to receive an Option in any other year or to receive the same type or amount of Award as granted to the participant in any other year.  Incentive stock options may be granted only to employees of the Company and certain of its subsidiaries.

11.

HOW MANY SHARES ARE AVAILABLE FOR ISSUANCE UNDER THE PLAN?
13,500,000 Shares are available for issuance pursuant to awards granted under the Plan, subject to adjustment as provided in the Plan.  The number of Shares authorized under the Plan will be increased on March 31 of each of the ten (10) calendar years during the term of the Plan, by the lesser of (i) three percent (3%) of the number of Shares outstanding on each January 31 immediately prior to the date of increase or (ii) such number of Shares as determined by the Company's Board of Directors (the "Board") or Committee.

12.	HOW CAN I OBTAIN THE UPDATED AUSTRALIAN DOLLAR EQUIVALENT OF THE CURRENT FAIR MARKET VALUE OF A SHARE AND ADDITIONAL INFORMATION REGARDING THE PLAN?

Within a reasonable period following your request, the Company, through your local contact, will provide you, for informational purposes only, with the Australian dollar equivalent of the Fair Market Value for a Share.  The Australian dollar equivalent will be calculated using the relevant exchange rate published by the Reserve Bank of Australia on the previous business day.

The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html

The Fair Market Value of a Share shall be the closing price at which Shares shall have been sold on that date or the last trading date prior to that date as reported by the New York Stock Exchange and published in The Wall Street Journal.

13.	ADDITIONAL INFORMATION RELEVANT TO AUSTRALIAN-RESIDENT EMPLOYEES

Any advice given by the Company in connection with the offer under the Plan is general advice only, and Eligible Optionees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

Please note that following your satisfaction of the terms and conditions of your Options and the Company’s issuance of the underlying Shares, if you offer your Shares for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian securities law. You should obtain legal advice on your personal disclosure obligations prior to making any such offer.

13.1	Who administers the Plan?

The Plan is administered by either (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board (in each case, the “Committee”).

The Committee has all powers and discretion necessary or appropriate to administer the Plan, including, but not limited to, the power to:

•	determine the eligible persons to whom Options will be granted under the Plan;
•	prescribe the restrictions, terms and conditions of all Options;
•	interpret the Plan and terms of the Option;
•	adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules;
•	make all determinations with respect to a participant’s service and the termination of such service for purposes of any Award;
•	correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder;
•	make all determinations it deems advisable for the administration of the Plan;

•	decide all disputes arising in connection with the Plan, and to otherwise supervise the administration of the Plan;
•	subject to the terms of the Plan, amend the terms of an Option in any manner that is not inconsistent with the Plan;
•

accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change of Control (as defined in the Plan) or upon termination of service under certain circumstances, as set forth in the Award Agreement or otherwise); and

•

adopt such procedures, modifications and sub-plans as are necessary or appropriate to permit participation in the Plan by eligible persons who are foreign nationals or employed outside of the United States.

All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or employees of the Company, such administrative duties or powers as it may deem advisable.

The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan.  However, no such amendment, modification, suspension or termination of the Plan may adversely affect any Award previously granted without the consent of the participant or the permitted transferee of the Award.  The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable.  Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a participant to the extent required or it deems necessary, in its sole discretion, to comply with, take into account change in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

13.2	What is an ordinary share of the Company?

Common stock in a U.S. corporation is the same as ordinary shares of an Australian corporation. Each holder of common stock is entitled to one vote for every Share held in the Company.

Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Company’s Board of Directors.

The Company has issued and outstanding one class of capital stock, the Shares.  Holders of Shares are entitled to one vote per share on matters submitted to shareholders for approval.

The Shares are listed and traded on the New York Stock Exchange under the ticker symbol “CDAY”.

The Shares are not subject to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

13.3	What additional risk factors apply to Australian residents’ participation in the Plan?

Eligible Optionees should consider the risk factors relevant to investment in securities generally and, in particular, to the purchase and holding of Shares.  You should be aware that in addition to fluctuations in value caused by the performance of the Company, the Australian dollar value of your Shares, as well as the Exercise Price for your Shares, will be affected by the U.S.$/A$ exchange rate.  Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

There is no guarantee that the price of the Shares will increase. Factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results are included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/ and on the Company's investor relations website at https://investors.ceridian.com/overview/default.aspx

13.4	What are the Australian taxation consequences of participating in the Plan?

Please see the Additional Documents entitled “Employee Information Supplement – Stock Options” for information regarding the Australian tax treatment of your Award.

13.5	What are the U.S. tax consequences of participation in the Plan?

Eligible Optionees will not be subject to U.S. tax consequences by reason only of the acquisition of Shares under the Plan and/or the sale of Shares under the Plan.  However, liability to U.S. taxes may accrue if an employee is otherwise subject to U.S. taxes.

Again, the above is an indication only of the likely U.S. tax consequences for Australian resident Eligible Optionees who accept Options granted under the Plan.  Eligible Optionees should seek advice as to the U.S. tax consequences of participation from their personal tax advisers.

14.	RESTRICTION ON CAPITAL RAISING 5% LIMIT

In addition to any other limitations as identified in this Offer Document, the Plan or as prescribed by the Committee from time to time under the terms of the Plan, there is an overall restriction on the number of Shares that can be issued to Australian employees pursuant to ASIC Class Order 14/1000.

*          *          *          *          *

We urge you to carefully review the information contained in this Offer Document and the Additional Documents.  If you have any questions, please contact: HCMStockEquityAward@Ceridian.com